UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2017, Empire Resorts, Inc. (the “Company”) announced that Joseph A. D’Amato was retiring from his positions as the Company’s Chief Executive Officer and a director effective immediately. There was no disagreement on any matters relating to the Company’s operations, policies or practices. In connection with Mr. D’Amato’s retirement, all shares of restricted stock held by Mr. D’Amato that were subject to vesting conditions became vested immediately upon his retirement.

Concurrently with his retirement, Mr. D’Amato entered into a consulting agreement with the Company, which has a term commencing immediately and expiring on June 1, 2018. Pursuant to such consulting agreement, Mr. D’Amato will be available to advise the Company on its operations and its ongoing development projects in Sullivan County, New York, including the Resorts World Catskills resort casino.

In connection with Mr. D’Amato’s retirement, effective June 1, 2017, Mr. Ryan Eller, the Company’s President and Chief Operating Officer, was appointed as the Company’s President and Chief Executive Officer. Please see the Company’s Current Report on Form 8-K, dated March 27, 2017, for biographical and other information about Mr. Eller.

The employment agreement entered into between the Company and Mr. Eller, dated March 27, 2017, remains unchanged.

A copy of a press release relating to Mr. D’Amato’s retirement is attached here as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated June 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2017

EMPIRE RESORTS, INC.

By:	/s/ Ryan Eller

Name: Ryan Eller Title: President and Chief Executive Officer

Exhibit Index

99.1	Press release, dated June 1, 2017